Exhibit 10.2

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

     This First Amendment to Employment Agreement (the “First Amendment”) is effective as of June 30, 2005 by and between Meritage Homes Corporation, a Maryland corporation (the “Company”) and Steven J. Hilton, an individual (“Executive”).

RECITALS

     WHEREAS, the Company and Executive previously entered into that certain Employment Agreement (Amended and Restated as of July 1, 2003) (the “Employment Agreement”); and

     WHEREAS, the Company and Executive desire to amend Exhibit B to the Agreement with respect to personal use by the Executive of private aircraft paid for by the Company.

     NOW THEREFORE, in consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the mutual agreements contained herein, the Company and Executive agree as follows:

     Executive Benefits. Exhibit B to the Agreement, which sets forth certain benefits that the Company will provide to Executive, is amended and restated in its entirety as set forth on Exhibit B to this First Amendment.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

MERITAGE HOMES CORPORATION, a
Maryland corporation

By:	/s/ Raymond Oppel

Name:	Raymond Oppel
Title:	Chairman of the Compensation Committee

EXECUTIVE:	/s/ Steven J. Hilton

EXHIBIT B

SPECIFIED BENEFITS

1.	Payments (including a tax gross up) annually for Executive to purchase life insurance in the amount of $5,000,000.

2.	Payments (including a tax gross up) annually for Executive to purchase disability insurance providing for monthly payments of an estimated $20,000 per month.

3.	Executive Supplemental Savings Plan enabling deferred compensation in excess of 401(k) limitations.

4.	Supplemental Retirement Benefits Program to provide the Executive retirement payments equal to 60% of his final five years average base salary beginning at age 65 and continuing through death.

5.	Use of private aircraft paid for by the Company for the personal use of Executive and his family in an amount not to exceed 28.75 hours. Such benefit will be included as taxable income by the Executive pursuant to Treasury Regulation 1.61-21 using the special noncommercial valuation rule.

6.	Use of Company car (same as current policy.)